EXHIBIT 99.1
[HURON LOGO]

FOR IMMEDIATE RELEASE
August 1, 2006

Huron Consulting Group Acquires
Aaxis Technologies and Document Review Consulting Services, LLC
Acquisitions Bolster Huron’s Service Offerings to the Legal Community

CHICAGO - August 1, 2006 - Huron Consulting Group Inc. (NASDAQ: HURN), a leading provider of financial and operational consulting services, today announced the acquisitions of Aaxis Technologies and Document Review Consulting Services, LLC to enhance the Company’s service offerings to the office of the general counsel and their law firms.

“The advent of communication technologies has created a document explosion, and legal counsel need experts to manage the proliferation of printed and electronic documents,” said Gary E. Holdren, chairman and chief executive officer, Huron Consulting Group. “The acquisitions of Aaxis Technologies and Document Review Consulting Services, LLC bolsters Huron’s ability to help the office of the general counsel manage information in a comprehensive manner in litigation, investigations, and mergers and acquisitions, and other major transactions.”

Aaxis Technologies, based in Washington, D.C., provides full-service electronic data discovery support to litigation teams and corporate counsel across the country with a focus on forensics and data gathering, end-to-end data processing, and information consulting.

Eric Ansley, president, Aaxis Technologies said, “Joining forces with Huron will enable us to provide a broader range of services to clients in the legal community. We have worked on client assignments with Huron in the past, and we have a great deal of respect for their reputation, capabilities, and market presence.”

Document Review Consulting Services, LLC (“DRCS”) is based in Rock Hill, South Carolina. The management team of DRCS, which formerly operated NEXTRA Litigation Solutions, LLC, will continue to provide a comprehensive document review business using experienced contract reviewers. The utilization of experienced contract reviewers allows for cost-effective and flexible solutions to meet client needs.

Bob Rowe, president, Document Review Consulting Services, LLC said, “We and Huron are believers in providing solutions-oriented services to clients, and this transaction will enable our clients to benefit from a broad portfolio of litigation support and review services.”

Under the terms of the purchase agreements, Huron has acquired all the assets of one company and the stock of the other company, including approximately $6 million of accounts receivable, for an aggregate purchase price of $24 million. On a combined basis, Aaxis Technologies and Document Review Consulting Services, LLC had unaudited trailing 12 month revenues of approximately $18 million.

The acquisitions of these two companies provide more than the addition of their existing business to Huron. Both companies have established facilities and proven methodologies, solutions, and workforces that will expand Huron’s service offerings to its current general counsel and law firm clients.

Huron expects that the acquisitions will be accretive to 2006 earnings and will provide guidance updates when it releases results for the second quarter of 2006.

About Huron Consulting Group
Huron Consulting Group helps clients effectively address complex challenges that arise in litigation, disputes, investigations, regulatory compliance, procurement, financial distress, and other sources of significant conflict or change. The Company also helps clients deliver superior customer and capital market performance through integrated strategic, operational, and organizational change. Huron provides services to a wide variety of both financially sound and distressed organizations, including Fortune 500 companies, medium-sized businesses, leading academic institutions, healthcare organizations, and the law firms that represent these various organizations. Learn more at www.huronconsultinggroup.com.

Statements in this press release, which are not historical in nature and concern Huron Consulting Group’s current expectations about the company’s reported results for 2006 and future results in 2006 are "forward-looking" statements as defined in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” or “continue.” These forward-looking statements reflect our current expectation about our future results, performance or achievements, including without limitation, that our business continues to grow at the current expectations with respect to, among other factors, utilization and billing rates and number of consultants; that we are able to expand our service offerings through our existing consultants and new hires; and that existing market conditions do not change from current expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Therefore you should not place undue reliance on these forward-looking statements. Please see “Risk Factors” in our Form 10-K and in other documents we file with the Securities and Exchange Commission for a complete description of the material risks we face.

Media Contact:
Jennifer Frost Hennagir
312-880-3260
jfrost-hennagir@huronconsultinggroup.com

Investor Contact:
Gary L. Burge, Chief Financial Officer
312-583-8722
garyburge@huronconsultinggroup.com

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